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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF ALKERMES, INC.

                                             Percentage      State or Country of
               Registrant                    Ownership     Incorporation/Formation
               ----------                    ---------     -----------------------
Alkermes Controlled Therapeutics, Inc.          100%       Pennsylvania

Alkermes Controlled Therapeutics Inc. II        100%       Pennsylvania

Alkermes Development Corporation II             100%       Delaware

Advanced Inhalation Research, Inc.              100%       Delaware

Alkermes Europe, Ltd.                           100%       United Kingdom

Alkermes Investments, Inc.                      100%       Delaware